Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

BB&T Corporation, a North Carolina corporation, is a financial holding company. The table below sets forth all of BB&T's subsidiaries as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned as well as their relationship to BB&T. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

Subsidiary	State or Jurisdiction of Organization

Branch Banking and Trust Company	North Carolina
Regional Acceptance Corporation	North Carolina
Money 24, Inc.	North Carolina
Scott & Stringfellow, Inc.	Virginia
Scott & Stringfellow Realty, Inc.	Virginia
SHDR Investment Advisors, Inc.	South Carolina
MidAmerica Gift Certificate Company	Kentucky
BB&T Factors Corporation	North Carolina
Unified Investors Life Insurance Company	Arizona
BB&T Bankcard Corporation	Georgia
BB&T Payroll Services Corporation	Georgia
Grey Hawk, Inc.	Nevada
Mason-Dixon Capital Trust	Delaware
Mason-Dixon Capital Trust II	Maryland
MainStreet Capital Trust I	Virginia
Premier Capital Trust I	Georgia
FCNB Capital Trust	Delaware
AREA Services, Inc.	Kentucky
Sheffield Financial, LLC	North Carolina
BB&T Overseas Leasing, Ltd.	Bermuda
BB&T Asset Management, Inc.	North Carolina
BB&T Assurance Co., LTD	Bermuda
Matewan Venture Fund, Inc.	West Virginia(22)
Liberty Properties, Inc.	Georgia(22)
One Valley Square, Inc.	West Virginia(22)
Rose Shanis Financial Services, LLC	Maryland(22)
Bay Insurance, LLC	Maryland(22)
Rose Shanis Financial Services of Virginia, LLC	Virginia(22)
BB&T Leasing Corporation	North Carolina(1)
BB&T Investment Services, Inc.	North Carolina(1)
BB&T Insurance Services, Inc.	North Carolina(1)
Grey Eagle, Inc.	Delaware(1)
Prime Rate Premium Finance Corporation, Inc.	South Carolina(1)
Agency Technologies, Inc.	South Carolina(1)
Farr Associates, Inc.	North Carolina(1)
Stanley, Hunt, DuPree & Rhine, Inc.	North Carolina(1)
BB&T Credit Participation Company	Georgia(1)
BB&T Service Corporation	Nevada(1)
Branch Investments, LLC	Delaware(1)
Liberty Mortgage Corporation	Georgia(1)
Laureate Capital, LLC	North Carolina(1)
PMB Holdings Inc.	Tennessee(1)

118

Subsidiary	State or Jurisdiction of Organization
Lendmark Financial Services, Inc.	Georgia(1)
BB&T Collateral Service Corporation	North Carolina(1)
Cooney, Rikard & Curtin, Inc.	Alabama(1)
BB&T Mortgage Reinsurance Company	Vermont(1)
Branch Realty, Inc.	Virginia(1)
BT Financial Corporation	North Carolina(1,22)
BB&T Small Business Loan Company	Maryland(1,22)
Sterling Title Holdings, Inc.	Maryland(1,22)
Matewan Insurance and Investments, Inc.	West Virginia(1,22)
First Freedom Investments, Inc.	Georgia(1,22)
First Freedom Insurance Services, Inc.	Georgia(1,22)
Carson Insurance Agency	West Virginia(1,22)
OVB Foreclosed Properties, Inc.	West Virginia(1,22)
One Property Management, Inc.	West Virginia(1,22)
One Valley Insurance Corporation	West Virginia(1,22)
Arnall Insurance Agency	Georgia(1,22)
Curtis Mortgage Company, Inc.	Tennessee(1,22)
Eastern Life Insurance Co., Inc.	Tennessee(1,22)
Frederick Underwriters, Inc.	Maryland(1,22)
Friendly Finance Company, Inc.	Tennessee(1,22)
Monocacy Management Company	Maryland(1,22)
AutoBase Information Systems, Inc.	North Carolina(1,22)
CSB Financial Services, Inc.	West Virginia(1,22)
Branch Banking and Trust Company of South Carolina	South Carolina
Southeastern Exchange Accomodation Services, Inc.	South Carolina(2,22)
Investor Services, Inc.	South Carolina(2,22)
FICORP of South Carolina	South Carolina(2,22)
First Service Corporation	South Carolina(2,22)
Branch Banking and Trust Company of Virginia	Virginia
BB&T-VA Collateral Service Corporation	Virginia(3)
Colony Financial	Virginia(3,22)
Fidelity Service Corporation	Virginia(3,22)
Valley Security Insurance Company	Virginia(3,22)
National Financial Securities Corporation	Virginia(4)
National Mortgage Acceptance Corporation	Virginia(4)
Regional Acceptance Investment Corporation of Nevada	Nevada(5)
Rega Insurance Services, Inc.	North Carolina(5)
Greenville Car Mart, Inc.	North Carolina(5)
Regional Fidelity Reinsurance Limited	Turks and Caicos Islands(5)
Lendmark Mortgage, Inc.	Georgia(6)
Matewan Realty Inc.	Delaware(7)
BB&T Loan Participation Company	Georgia(8,22)
Independent Trustees, Inc.	Virginia(9)
Branch Management, LLC	Delaware(10)
Branch Holdings, LLC	Delaware(10)
Branch Funding Trust	Delaware(11)
Branch Finance, LLC	Delaware(12)
Branch Administrators Limited	United Kingdom(13)
Nicholas County Insurance Agency	West Virginia(14,22)
Patterson Bell & Crane Company	West Virginia(14,22)
Sterling I, Inc.	Maryland(15,22)
Sterling III, Inc.	Maryland(15,22)
National Mortgage Securities Corp.	Virginia(16)
FundNet, Inc.	North Carolina(17)

119

Subsidiary	State or Jurisdiction of Organization
Reliable Policy Management, LLC	South Carolina(18)
American Marketing Center, Inc.	New York(19)
American Marketing Center of PA, Inc.	Pennsylvania(19)
Real Property, Inc.	New York(19)
Real Restaurant Owners, Inc.	New York(19)
AMC Inspection, Inc.	New York(19)
BB&T Collateral Service Corporation (TN)	Tennessee(20)
BB&T Collateral Service Corporation (WV)	West Virginia(20)
PMB Investments, Inc.	Georgia(21)
Matewan Real Estate Holdings, Inc.	Delaware(23)

(1)	Owned by Branch Banking and Trust Company
(2)	Owned by Branch Banking and Trust Company of South Carolina
(3)	Owned by Branch Banking and Trust Company of Virginia
(4)	Owned by Scott & Stringfellow, Inc.
(5)	Owned by Regional Acceptance Corporation
(6)	Owned by Lendmark Financial Services, Inc.
(7)	Owned by Matewan Real Estate Holdings, Inc.
(8)	Owned by BB&T Small Business Loan Company
(9)	Owned by BB&T Insurance Services
(10)	Owned by Branch Investments. LLC
(11)	Owned by Branch Holdings, LLC (50%) and Branch Investments, LLC (50%)
(12)	Owned by Branch Funding Trust (99%) and Branch Investments, LLC (1%)
(13)	Owned by Branch Investments, LLC (99%) and Branch Finance, LLC (1%)
(14)	Owned by Carson Insurance Agency
(15)	Owned by Sterling Title Holdings, Inc.
(16)	Owned by National Mortgage Acceptance Corporation
(17)	Owned by Stanley, Hunt, DuPree & Rhine, Inc.
(18)	Owned by Prime Rate Premium Finance Corporation, Inc.
(19)	Owned by Cooney, Rikard & Curtin, Inc.
(20)	Owned by BB&T Collateral Service Corporation
(21)	Owned by PMB Holdings, Inc.
(22)	Inactive
(23)	Owned by Branch Realty, Inc.

120